EXHIBIT 99.1

374Water Reports Preliminary Second Quarter 2026 Revenue of $2.2M and Advances Commercial Deployments Across Municipal and Federal Markets

374Water’s 2026 first half revenue exceeds $2.8M, more than doubling the Company’s revenue for the same period last year.

MORRISVILLE, NC / ACCESS Newswire / August 11, 2026 / 374Water Inc. (NASDAQ:SCWO) ("374Water" or the "Company"), a leading cleantech environmental services company deploying supercritical water oxidation technology for the permanent destruction of organic waste including PFAS through its proprietary AirSCWO™ technology, today provided a business update in advance of reporting its financial results for the second quarter ended June 30, 2026.  The Company will release its complete financial results on August 14, 2026.

“The second quarter of 2026 has been about building towards long-term growth from a strong technical and operational foundation,” said Danny Bogar, Chief Executive Officer of 374Water. “Since I assumed the role of CEO earlier this year, our team has remained focused on alignment and execution.  We are converting years of technology development into rapidly growing revenue, more deployed systems, long-term contracts, and durable partnerships. We have expanded our flagship Waste Destruction Services hub in Orlando, executed a MOU with Arcadis to pursue federal PFAS destruction opportunities, completed a rigorous government PFAS demonstration with the Department of Defense validated by independent results, and cleared a critical Factory Acceptance Test for California’s Orange County Sanitation District.”

“While there is still significant work ahead, I believe the progress we’ve made positions 374Water to capitalize on the growing demand for permanent destruction solutions.  As society and regulatory pressures increase, customers will seek proven, scalable solutions for the destruction of harmful and persistent pollutants.  The second half of 2026 will be about creating additional partnerships, expanding our facility and capacity in Orlando, and commercializing our AFFF waste destruction services.”

Second Quarter and Recent Business Highlights

•	Preliminary second quarter revenue exceeded $2.2M vs. $0.6M in 2025, driven by approximately $2.0M recognized following the OC San Factory Acceptance Test
•	Preliminary first half revenue of approximately $2.8M vs. $1.1M in 2025
•	Continued progress on commercial equipment sales and deliveries, including:
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Successfully completing the Orange County Sanitation District (“OC San”) Factory Acceptance Test, a key commercial milestone that positions the Company to invoice approximately $2.6M in remaining contract billings, while supporting revenue recognition of approximately $1.1M of remaining contract value.

	2)	Receiving an order for $4.8M from Olathe, KS,
	3)	Deploying an AirSCWO mobile system to St. Cloud, MN for a $600,000 pilot project which is now in its third phase, and
	4)	Expanding the Waste Destruction Services (“WDS”) facility in Orlando, FL.
•	The company also continues discussions with strategic industry participants regarding project development, commercial partnerships, and infrastructure capital opportunities.

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Expanding the Waste Destruction Services Platform

The Orlando regional hub is designed as the Company's first recurring-revenue waste destruction facility.  As customer volumes increase, management believes the facility will become a scalable cash-generating asset supporting municipal, industrial, and federal customers while serving as the blueprint for future regional Waste Destruction Services hubs.  The Orlando WDS hub now includes approximately 88,000 gallons of waste storage capacity, allowing the Company to receive and stage significantly larger volumes of PFAS-contaminated waste.

Management believes the Orlando Waste Destruction facility has the potential to generate multi-million-dollar annual recurring revenues as customer contracts are secured and processing volumes ramp up.

Arcadis MOU Establishes Commercial Framework for Federal PFAS Destruction

During the quarter, 374Water announced a strategic relationship with Arcadis, one of the world’s leading engineering and environmental consulting firms.  This collaboration is expected to accelerate commercial opportunities primarily across the Federal and Industrial markets by combining Arcadis’ global engineering capabilities with 374Water’s destruction technology.

Management believes the U.S. government's need to destroy PFAS-containing waste, including AFFF and other contaminated materials, represents a multi-billion-dollar long-term remediation market. Through its collaboration with Arcadis and successful Department of Defense demonstration programs, the Company is positioning itself to compete for future federal destruction projects as procurement opportunities emerge.

Factory Acceptance Test and Delivery Scheduled for OC Sanitation District

374Water completed the Factory Acceptance Test (“FAT”) for its AirSCWO system as part of the delivery and deployment milestones for Orange County Sanitation District (“OC San”).  Completion of the Factory Acceptance Test activates the next phase of the project, positioning the Company to recognize the remaining $1.1 million in revenue while receiving $2.6 million in remaining billings, as operational milestones are completed. The Company and OC San have planned for the deployment of the 374Water commissioning team and system in October of this year.

Together with active projects in Orlando, St. Cloud, and Olathe, 374Water continues to build a growing portfolio of municipal reference installations that management believes will support future commercial growth across North America.

Leadership and Governance

374Water appointed Charles “Chuck” Weiser, CPA, as Chief Financial Officer. Mr. Weiser succeeds Adrienne Anderson, who served as Interim Chief Financial Officer and will continue to support the Company.

The Board appointed Richard “Rick” Davis to the Board of Directors. Mr. Davis previously served on the Board from 2021 through June 2025 and, is the former Chief Executive Officer of PowerVerde.

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Looking Ahead

“We are working to build a Company that delivers — safely, consistently, transparently, and with urgency,” said Bogar.  “Our commercial momentum is translating into greater revenue visibility. We have approximately $2.6 million remaining to be invoiced under the OC San contract. Our $600,000 St. Cloud WDS pilot is in Phase III, and we hope to expand that relationship going forward. In addition, with over $4.8M expected from our Olathe, KS contract, an expanded Orlando destruction hub, and multiple strategic collaborations advancing, we believe we are building a foundation for recurring growth. “As we strengthen our balance sheet, align with strategic partners such as Arcadis, and bring new customers to our Orlando hub, we believe the market will recognize the value of 374Water. The opportunity in front of us is significant. Our job now is to execute.”

About 374Water

374Water Inc. (NASDAQ: SCWO) is a global industrial technology and services company providing innovative solutions addressing wastewater treatment and waste management issues within the industrial, municipal, and federal markets. 374Water's AirSCWO technology is designed to efficiently destroy and mineralize a broad spectrum of nonhazardous and hazardous organic wastes, producing safe dischargeable water streams, safe mineral effluent, safe vent gas, and recoverable heat energy. 374Water's AirSCWO technology has the potential to assist its customers to meet discharge requirements, reduce or eliminate disposal costs, remove bottlenecks, and reduce litigation and other risks. 374Water continues to be a leader in innovative waste treatment solutions, dedicated to creating a greener future and eradicating harmful pollutants. Learn more by visiting www.374water.com and follow us on LinkedIn.

Forward-Looking Statements

Certain statements in this communication are "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words such as "anticipate," "believe," "confidence," "could," "design," "estimate," "expect," "intend," "may," "plan," "predict," "project," "potential," or other comparable terminology are intended to identify forward-looking statements. 374Water has based these forward-looking statements on its current expectations, assumptions, estimates, beliefs, and projections.  While 374Water believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the 374Water's control. These forward-looking statements are subject to risks and uncertainties, including those discussed under "Risk Factors" in 374Water's Form 10-k for the year ended December 31, 2025, and in 374Water's subsequent filings and reports with the SEC. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by laws, 374Water disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations Contact

Belton Copp

Vice President

Direct: 401-419-1545

Belton.Copp@374water.com

www.374Water.com

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